UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2009
HealthSport, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6429 Independence Avenue Woodland Hills, CA 91367	28262

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 593-4880
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a) Stock Purchase Agreement with Supplemental Manufacturing & Ingredients, LLC
On November 6, 2009, HealthSport, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Supplemental Manufacturing & Ingredients, LLC, an Arizona limited liability company (“SMI”) pursuant to which we agreed to issue 66,666,667 shares (the “Shares”) of our common stock in exchange for cash and a promissory note representing an aggregate value of $10,000,000 (the “SMI Financing”).
At the time of closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”) and in accordance with the terms of the Stock Purchase Agreement, SMI will pay to the Company $2,000,000 and will issue a promissory note (the “Promissory Note”) to the Company in the amount of $8,000,000. The promissory Note will be payable in five installments as follows:
•	$500,000 on or before November 15, 2009;

•	$400,000 on or before December 31, 2009;

•	$1,650,000 on or before February 28, 2010;

•	$2,500,000 on or before April 30, 2010; and

•	$2,950,000 on or before June 30, 2010.
The Promissory Note will mature on June 30, 2010 and will accrue interest at the rate of 4% per annum. We will issue and deliver 13,333,333 shares of our common stock to SMI at the time of closing. We will issue certificates for the remaining 53,333,334 shares of our common stock in the name of SMI; however, the 53,333,334 shares will be held by a third party escrow agent pursuant to an escrow agreement and a pledge agreement (the “Pledge Agreement”). The 53,333,334 shares will be delivered to SMI as SMI makes the scheduled installment payments pursuant to the Promissory Note.
In addition to the issuance of the Shares, the Stock Purchase Agreement provides for the issuance of additional shares of common stock in the following circumstances:
1. Exercise or Conversion of Outstanding Convertible Securities. If at any time after the Closing, but prior to June 30, 2011, the Shares (plus any other shares of common stock issued to SMI pursuant to the following paragraph) equal less than 55% of the Deemed Outstanding (as defined below), then, provided that all amounts then currently due under the Promissory Note have been paid in full and the Promissory Note is not otherwise in default, the Company is required to issue to SMI, without additional consideration, such number of additional shares of common stock such that the Shares together with the shares issued pursuant to this paragraph and the following paragraph (collectively, the “Supplemental Shares”) shall equal 55% of the Deemed Outstanding. For purposes of this paragraph, the “Deemed Outstanding” as of any particular date shall mean the shares of the Company’s common stock then issued and outstanding, excluding all shares of common stock issued after the Closing other than (a) the Supplemental Shares and (b) issuances of common stock resulting from the exercise or conversion of options, warrants or other derivative securities (whether debt or equity) that were either (x) outstanding as of the Closing or (y) reserved for issuance, as of the Closing, under any stock option plan, restricted stock plan, or other stock plan.

2. Undisclosed Liabilities. In the event the Company has failed to disclose certain liabilities (which undisclosed liabilities must exceed $100,000 individually and $300,000 in the aggregate) in connection with the SMI Financing, the Company shall be required to issue to SMI, without additional consideration, such number of Supplemental Shares as is equal to 55% of the total amount of those undisclosed liabilities. For purposes of this paragraph, certain pending lawsuits against the Company are deemed to be undisclosed and the fees, costs and other amounts paid by the Company as a result of such lawsuits shall require the issuance of additional shares hereunder provided the dollar thresholds referenced above have been met.
3. Other Dilutive Issuances. If on June 30, 2010, the Shares plus any Supplemental Shares equal less than 55% of the Company’s common stock issued and outstanding as of June 30, 2010, then, provided the Promissory Note has been paid in full, SMI shall have the right and option to purchase such number of additional shares of common stock (the “Option Shares”) such that the Shares together with all Supplemental Shares and the Option Shares shall equal 55% of the Company’s common stock issued and outstanding as of June 30, 2010. The purchase price for the Option Shares shall be $.15 per share (as adjusted for stock splits, stock dividends and recapitalizations). The right to purchase Option Shares hereunder shall expire on August 31, 2010.
The Stock Purchase Agreement also contains certain covenants with respect to the board of directors and executive management of the Company which are summarized in Item 5.01 and 5.02 below and incorporated herein by reference.
The Stock Purchase Agreement contains representations and warranties of the Company and SMI relating to, among other things, (a) proper corporate organization, (b) due authorization of the SMI Financing, (c) valid issuance of the Shares, (d) accuracy of the Company’s SEC filings, (e) the capital structure of the Company, (f) SMI’s accredited investor status, (g) SMI’s opportunity to conduct its own investigation of the Company, and (h) restrictions on transfer of the Shares.
We anticipate that the Closing will occur within approximately 15 to 20 days from the date of the Stock Purchase Agreement. However, there are certain conditions to the closing of the transactions contemplated by the SMI Financing, including: (a) the Company shall have issued an information statement on Schedule 14f-1 to its registered stockholders and that a minimum of ten days shall have passed from the date of such mailing, (b) the accuracy of representations and warranties, (c) the performance of all obligations and covenants, (d) the absence of any threatened legal proceeding against the Company or SMI challenging the SMI Financing and (e) the delivery of the Shares, Promissory Note, Pledge Agreement and such other documents as the parties may reasonably require. No assurances can be given that these conditions will be met or that the SMI Financing transaction will close.
The Stock Purchase Agreement, and the SMI Financing, may be terminated: (a) by mutual consent, (b) by either party if the Closing does not occur by November 30, 2009, or (c) upon a breach of a representation or warranty by the other party which is not cured within ten days’ after written notice is provided.
The foregoing description of the terms of the Stock Purchase Agreement, Promissory Note and Pledge Agreement are qualified in their entirety by reference to the provisions of such agreements, which are included as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2 to this Form 8-K and incorporated by reference.

We issued a press release on November 10, 2009 announcing the SMI Financing. A copy of that press release is attached as an exhibit to this report.
(b) Separation Agreements and Employment Agreements
The information contained in Item 5.02 is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in response to Item 1.01(a) of this report is incorporated by reference into this Item 3.02. In connection with the SMI Financing, we will issue the Shares to SMI. The Shares are intended to be issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. SMI meets the accredited investor definition of Rule 501 of the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.
The information provided in response to Item 5.02 of this report regarding the issuance of the common stock to M.E. Hank Durschlag, Jeffrey Wattenberg, Daniel Kelly, Anthony Seaber, Matthew Burns, Robert Davidson and Thomas Beckett is incorporated by reference into this Item 3.02. The common stock that will be issued to Messrs. Durschlag, Wattenberg, Kelly, Seaber, Burns, Davidson and Beckett is intended to be issued in a private placement under Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act. The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investor in connection with the offering.
Item 5.01 Changes in Control of Registrant.
The information provided in response to Item 1.01(a) and Item 5.02(a) of this report is incorporated by reference into this Item 5.01.
The sale of the Shares to SMI represents a transfer of a majority of the outstanding common stock and voting control of the Company. SMI secured the funds to purchase the Shares, and consequently control of the Company, from a combination of working capital and investment capital.
The Pledge Agreement permits our board of directors to vote the pledged shares while such shares are being held in escrow pursuant to the Pledge Agreement. The proxy granted by SMI under the Pledge Agreement shall be irrevocable and continue with respect to any shares so long as they remain subject to the Pledge Agreement. SMI will therefore own a majority of our common stock and will appoint a majority of our board of directors.
In connection with the Stock Purchase Agreement, each of the four board designees, as a condition to their appointment, will place into escrow pursuant to the Stock Pledge Agreement and the Escrow Agreement a written resignation which shall become effective, at the Company’s election, upon the occurrence of an Event of Default under the Promissory Note or the Stock Pledge Agreement.

In addition, the Stock Purchase Agreement provides that for so long as any amounts remain outstanding under the Promissory Note, the Company shall obtain the approval of not less than five directors of a seven member board of directors (or not less than one plus the number of directors appointed by the Investor if a different size board) prior to taking certain corporate actions, including: (a) changing the Company’s principal line of business; (b) any liquidation, dissolution or winding-up of the Company; (c) any amendment or restatement to the Company’s articles of incorporation or bylaws; (d) increasing or decreasing the number of board members; (e) significant acquisitions, dispositions, licenses or transfers of assets outside the ordinary course of business; (f) issuing capital stock, except for shares issuable in accordance with the terms of outstanding employee benefit plans or warrants, options or other derivative securities; (g) declaring dividends or redeeming, purchasing or otherwise effecting any recapitalization or restructuring of outstanding shares of capital stock; (h) incurring significant indebtedness; (i) effecting any change in control transaction; (j) modifying any executive employment agreements; (k) amending any existing agreement between the Company and SMI; or (l) any amendment modification or waiver of the use of proceeds from the sale of the Shares from the agreed upon use of proceeds set forth in the Stock Purchase Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
The information provided in response to Item 1.01(a) of this report is incorporated by reference into this Item 5.02.
(a) Resignation and Appointment of Directors
In connection with the SMI Financing, three of our six current directors, M.E. Hank Durschlag, Anthony Seaber and Jeffrey Wattenberg, agreed to resign their positions as directors effective and contingent upon the closing of the SMI Financing. The Company also agreed in connection with the Stock Purchase Agreement to, effective and contingent upon the closing of the SMI Financing, increase the size of our board of directors from six directors to seven directors and to appoint four nominees of SMI to our board of directors. The appointment of the four SMI nominees to our board of directors is also contingent upon each nominee signing a resignation from our board of directors which shall become effective, at the Company’s election, upon the occurrence of an Event of Default under the Promissory Note or the Stock Pledge Agreement.
(b) Resignation of Officers
In connection with the SMI Financing, M.E. Hank Durschlag and Jeffrey Wattenberg agreed to resign from their respective positions as officers of the Company effective and contingent upon the closing of the SMI Financing. Mr. Durschlag currently serves as the Company’s chief executive officer. Mr. Wattenberg currently serves as the Company’s president.

(c) Separation Agreements with Departing Officers
On November 4, 2009, we entered into a separation agreement with M.E. Hank Durschlag that is effective and contingent upon the closing of the SMI Financing. Under the terms of the separation agreement, Mr. Durschlag will receive (a) a $67,750 payment on or before December 1, 2009, (b) a $7,000 payment on the first day of each month beginning January 1, 2010 for ten months, (c) 300,000 shares of unregistered common stock of our Company and (d) payment of Mr. Durschlag’s health insurance coverage through December 31, 2009. Mr. Durschlag will also receive a commission of 0.5% of the Net Sales Revenues received by the Company on the sale of any and all dietary supplement/nutritional supplement edible film strip products for a period of seven (7) years and will receive 50,000 shares of unregistered stock of our Company for each $1,000,000 in Net Sales Revenues received by the Company on the sale of any and all dietary supplement/nutritional supplement edible film strip products up to a maximum of 500,000 shares. “Net Sales Revenues” is defined in Mr. Durschlag’s separation agreement as the Company’s mean gross sales and licensing revenues actually received by the Company minus all discounts, credits, withholdings, returns, allowances, deductions, freight costs, taxes and custom duties. The separation agreement includes a release of claims by Mr. Durschlag. A copy of Mr. Durschlag’s separation agreement is attached as exhibit 10.3 and incorporated herein by reference.
On November 6, 2009, we entered into a separation agreement with Jeffrey Wattenberg that is effective and contingent upon the closing of the SMI Financing. Under the terms of the separation agreement, Mr. Wattenberg will receive (a) a $30,000 payment on or before December 1, 2009, (b) 400,000 shares of unregistered common stock of our Company, and (c) a broker agreement with the Company pursuant to which Mr. Wattenberg will receive a 4% commission on the Net Sales Revenues received by the Company for products and customers that Mr. Wattenberg brings to the Company and that the Company approves, and (d) 75,000 shares of unregistered common stock of our Company for each $1,000,000 in “JV-attributable Sales” received by the Company under the term sheet agreement by and between the Company and Destiny Productions and Content Marketing Solutions dated July 2009 up to a maximum of 1,000,000 shares. “Net Sales Revenues” is defined in the broker agreement as the Company’s mean gross sales revenues actually received by the Company minus all discounts, credits, withholdings, returns, allowances, deductions, freight costs, taxes and custom duties. The separation agreement includes a release of claims by Mr. Wattenberg. A copy of Mr. Wattenberg’s separation agreement is attached as Exhibit 10.4 and incorporated herein by reference.
On November 4, 2009, we entered into a separation agreement with Daniel Kelly that is effective and contingent upon the Closing of the SMI Financing. Mr. Kelly, a board member and former executive officer of the Company, had a consulting agreement with the Company. Under the terms of the separation agreement, the consulting agreement will terminate and Mr. Kelly will receive (a) a $45,000 payment on or before December 1, 2009, (b) a $10,000 payment on the first day of each month beginning on January 1, 2010 for nine months and (c) 100,000 shares of unregistered common stock of our Company. The separation agreement includes a release of claims by Mr. Kelly. A copy of Mr. Kelly’s separation agreement is attached as exhibit 10.5 and incorporated herein by reference.
On November 4, 2009, we entered into a separation agreement with Anthony Seaber, a board member of the Company, that is effective and contingent upon the Closing of the SMI Financing. Under the terms of the separation agreement, Mr. Seaber will receive (a) a $10,000 on or before December 1, 2009 and (b) 100,000 shares of unregistered stock of our Company. The separation agreement includes a release of claims by Mr. Seaber. A copy of Mr. Seaber’s separation agreement is attached as exhibit 10.6 and incorporated herein by reference.

On November 4, 2009, we entered into a separation agreement with Matthew Burns that is effective and contingent upon the Closing of the SMI Financing. Mr. Burns, a board member and former executive officer of the Company, had a consulting agreement with the Company. Under the terms of the separation agreement, the consulting agreement will terminate and Mr. Burns will receive (a) a $35,000 payment on or before December 1, 2009 and (b) 100,000 shares of unregistered common stock of our Company. The separation agreement includes a release of claims by Mr. Burns. A copy of Mr. Burns’ separation agreement is attached as exhibit 10.7 and incorporated herein by reference.
(d) Appointment of Officers and Compensation Arrangements with Appointed Officers
In connection with the SMI Financing, we agreed to appoint Kevin Taheri as our chief executive officer, Robert Davidson as our president, and Thomas Beckett as our chief financial officer, chief operating officer and secretary of the Company. The appointments of Messrs. Taheri, Davidson, and Beckett to their respective positions are effective and contingent upon the closing of the SMI Financing.
Kevin Taheri, 38, has over 15 years of experience in the manufacturing and processing of nutraceutical and food products. Mr. Taheri began his career with MD Labs in 1991 where he helped launch one of the most successful sport supplement product lines world-wide. In 1996 he left MD Labs to start SMI Manufacturing, a leading manufacturer of protein drinks, food products and dietary supplements. In 2002, Mr. Taheri organized the purchase of his previous employer MD Labs and worked to create new and substantial relationships with major big box retailers. Mr. Taheri’s success in the nutraceutical industry is a result of the many relationships he has built and continues to grow in the industry.
Mr. Davidson, 42, has been the Company’s Chairman of the Board since May 4, 2007. Since May 2002, Mr. Davidson has also served as the president, chief executive officer and a director of InnoZen, Inc., which includes the Company’s R&D and manufacturing operations. From January 2002 through July 2005, Mr. Davidson was president and chief executive officer of Zengen, Inc., a biopharmaceutical company. Mr. Davidson has approximately ten years of experience in the biopharmaceutical industry. From September 1998 to December 2001, Mr. Davidson was the chief executive officer of Gel Tech, L.L.C., where he raised capital for the market launch and distribution of the Zicam product line. He led the marketing team that took Zicam from an unknown entity to one of the top medications in its class. He also implemented and launched line extensions to strengthen the brand name and increase company value. From October 1994 to August 1998, Mr. Davidson was the chief executive officer of Biotem Cytotechnologies, Inc., a biopharmaceutical research and development company. Mr. Davidson earned his B.S. degree with a concentration in Biological Life Sciences from The University of the State of New York, (Excelsior College). Mr. Davidson earned a Masters Certificate in Applied Project Management from Villanova University and earned his Masters of Public Health (Homeland Security) from American Military University, Virginia. Mr. Davidson is a certified Performance Enhancement Specialist through the National Academy of Sports Medicine.

Mr. Beckett, 42, has been the chief operating officer of InnoZen, Inc., which includes the Company’s R&D and manufacturing operations, since 2008. He has been employed by InnoZen, Inc. since 2003, serving in a variety of operational and leadership roles. Prior to his work at InnoZen, Inc., Mr. Beckett had successful careers in both law and business. He was an attorney for the international law firms King & Spalding LLP and Holland & Knight LLP. Mr. Beckett also worked in the Los Angeles area as a producer, working on a variety of projects in film and TV. Mr. Beckett began his career in business as a commercial banking officer with First Union National Bank. Mr. Beckett earned a B.A. from the University of Virginia and a law degree (J.D.) from the University of Florida College of Law.
(e) Compensation Arrangements with Appointed Officers
On November 4, 2009, we entered into an employment agreement with Mr. Davidson that is effective and contingent upon the closing of the SMI Financing. Under the terms of the employment agreement, Mr. Davidson will receive (a) an annual base salary of $260,000 and (b) 2,000,000 shares of restricted stock of our Company, which shall vest in accordance with the schedule set forth in Mr. Davidson’s employment agreement. Mr. Davidson will also be eligible to participate in our employee benefit programs. A copy of Mr. Davidson’s employment agreement is attached as Exhibit 10.8 and incorporated herein by reference.
On November 4, 2009, we entered into an employment agreement with Mr. Beckett that is effective and contingent upon the closing of the SMI Financing. Under the terms of the employment agreement, Mr. Beckett will receive (a) an annual base salary of $210,000 and (b) 1,500,000 shares of restricted stock of our Company, which shall vest in accordance with the schedule set forth in Mr. Beckett’s employment agreement. Mr. Beckett will also be eligible to participate in our employee benefit programs. A copy of Mr. Beckett’s employment agreement is attached as Exhibit 10.9 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Promissory Note
10.1	Stock Purchase Agreement by and between Company and Supplemental Manufacturing & Ingredients, LLC dated November 6, 2009
10.2	Form of Stock Pledge Agreement
10.3	Separation Agreement by and between the Company and M.E. Hank Durschlag dated November 4, 2009
10.4	Separation Agreement by and between the Company and Jeffrey Wattenberg dated November 6, 2009
10.5	Separation Agreement by and between the Company and Daniel Kelly dated November 4, 2009
10.6	Separation Agreement by and between the Company and Anthony Seaber dated November 4, 2009
10.7	Separation Agreement by and between the Company and Matthew Burns dated November 4, 2009
10.8	Employment Agreement by and between the Company and Robert Davidson dated November 4, 2009
10.9	Employment Agreement by and between the Company and Thomas Beckett dated November 4, 2009
99.1	Press Release dated November 10, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009	HealthSport, Inc.
	By:	/s/ M.E. Hank Durschlag
M.E. Hank Durschlag
Chief Executive Officer